Exhibit 99.1
FLOTEK AND PROFRAC TEAM UP TO PROVIDE SUSTAINABLE, VERTICALLY INTEGRATED SOLUTIONS
Innovative Multi-Year Partnership Creates Compelling Offering to Improve Operators’ ESG and Operational Performance

HOUSTON AND WILLOW PARK, TX – February 2, 2022 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK), a leader in technology-driven, specialty green chemistry solutions, announced today it has entered into a long-term agreement with ProFrac Services, LLC (“ProFrac”), the largest private North American provider of hydraulic fracturing services, to provide its full portfolio of sustainable chemistry solutions to a dedicated portion of ProFrac’s hydraulic fracturing fleets.
The partnership creates a compelling, vertically integrated solution to enable E&Ps to more sustainably develop natural resources, while reducing the total cost of ownership. The agreement leverages ProFrac’s leading market position and new technologies that significantly reduce greenhouse gas (“GHG”) emissions and increase efficiency with Flotek’s green chemistries that reduce the environmental impact of energy by increasing customers’ operational and ESG performance beyond existing sustainability practices.
Under the terms of the contract, Flotek will provide full downhole chemistry solutions for a required minimum number of fleets for three years. This creates an immediate expected contracted backlog of revenue greater than $230 million, based on estimated chemical volumes and pricing, and is anticipated to represent annual recurring revenue in contrast to traditionally transactional purchases.

Key Contractual Highlights:
•Scope: Full downhole chemistry for the greater of 33% of ProFrac’s crews or 10 crews as a minimum
•Duration: Three years
•Protections: Flotek will receive 25% of the difference between the committed volumes and the shortfall should the defined scope not be achieved

In exchange for entry into the multi-year revenue commitment, ProFrac will receive $10 million initial principal amount of notes that are convertible into Flotek common stock (as described below). In addition, ProFrac will be permitted to designate up to two new directors to Flotek’s board of directors.

Simultaneously, Flotek entered into a Private Investment in Public Equity (PIPE) transaction with a consortium of investors to secure growth capital for the Company. Pursuant to the PIPE transaction, Flotek will issue $21.2 million aggregate initial principal amount of convertible notes for net cash proceeds of approximately $19 million. The investors are ProFrac Holdings, LLC, Burlington Ventures Ltd., entities associated with North Sound Management, certain funds associated with one of Flotek’s directors including the D3 Family Fund and the D3 Bulldog Fund, and Firestorm Capital LLC. The notes issued to ProFrac and in the PIPE transaction accrue paid-in-kind interest at a rate of 10% per annum, have a maturity of one year, and are converted into common stock of Flotek (a) at the holder’s option at any time prior to maturity, at a price of $1.088125 per share, (b) at Flotek’s option, if the volume-weighted average trading price of Flotek’s common stock equals or exceeds $2.50 for 20 trading days during a 30 consecutive trading day period, or (c) at maturity, at a price of $0.8705.

John W. Gibson, Jr., Chairman, President, and Chief Executive Officer of Flotek stated: “We are excited to establish this long-term strategic partnership with ProFrac. We believe the relationship creates a compelling ESG solution for the industry and delivers long-term mutual benefit for both companies’ customers. Together, we have the opportunity to reduce emissions and establish green chemistry solutions, thereby protecting air, land and water. This transformative agreement creates a comprehensive completions solution merging operational efficiency congruent with ESG objectives.”

Matt Wilks, President and CFO of ProFrac stated: “Flotek is a great company that we’re privileged to work with. We believe this transaction presents a unique opportunity to create mutual value as we each expand."

Ryan Ezell, Ph.D, President of Flotek’s Chemistry Technologies segment, said: “Our innovative partnership with ProFrac will deliver differentiated performance for operators, while reducing the total cost of ownership and environmental risk. We are honored to collaborate with an established industry leader, furthering our strategy to rebuild our indirect channels to market with service companies, significantly accelerating our revenue growth and the industries adoption of ESG principles.”
Piper Sandler is serving as the exclusive financial advisor to Flotek.
About Flotek Industries, Inc.
Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology-driven, specialty green chemistry and data company, Flotek helps customers across industrial, commercial, and consumer markets improve their Environmental, Social, and Governance performance. Flotek’s Chemistry Technologies segment provides sustainable, optimized chemistry solutions that maximize our customer’s value by elevating their ESG performance, lowering operational costs, and delivering improved return on invested capital. The Company’s proprietary green chemistries, specialty chemistries, logistics, and technology services enable its customers to pursue improved efficiencies and performance throughout the life cycle of its desired chemical applications program. Major integrated oil and gas companies, oilfield services companies, independent oil and gas companies, national and state-owned oil companies, geothermal energy companies, solar energy companies and advanced alternative energy companies benefit from best-in-class technology, field operations, and continuous improvement exercises that go beyond existing sustainability practices. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.

About ProFrac Holding Corp
ProFrac is a growth-oriented, vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce “greenhouse gas” (“GHG”) emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. For more information, please visit https://profrac.com/.

Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of tile Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management. such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward -looking statements, which speak only as of the dale of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect, any event or circumstance that may arise after the date of this press release.

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